Exhibit 23.1

TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

CONSENT OF RYDER SCOTT COMPANY, L.P.

We hereby consent to the incorporation by reference in the Registration Statement (File No. 333-226494) on Form S-8, the Registration Statement (File No. 333-227875) on Form S-3 of Murphy Oil Corporation, and of the reference to our reports regarding certain assets in the United States, Malaysia, and Brunei effective December 31, 2018 and dated January 18, 2019 for Murphy Oil Corporation, which appears in the December 31, 2018 annual report on Form 10-K of Murphy Oil Corporation, including any reference to our firm under the heading “Experts”.

/s/ Ryder Scott Company, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

Houston, Texas

November 5, 2019

SUITE 800, 350 7TH AVENUE, S.W.      CALGARY, ALBERTA T2P 3N9      TEL (403) 262-2799      FAX (403) 262-2790

621 17TH STREET, SUITE 1550      DENVER, COLORADO 80293-1501      TEL (303) 623-9147      FAX (303) 623- 4258